UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 11, 2013

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01.	Other Events.

As previously reported in a Current Report on Form 8-K, on December 10, 2013, Net 1 UEPS Technologies, Inc. (“we” or the “Company”) entered into the following agreements: (i) a Relationship Agreement by and among the Company, Net1 Applied Technologies South Africa Proprietary Limited, a wholly-owned subsidiary of the Company (“Net1 SA”), Business Venture Investments No 1567 (Proprietary) Limited (RF) (“BEE SPV”) and Mosomo Investment Holdings (Proprietary) Limited, pursuant to which the Company will sell 4,100,000 shares of its common stock to BEE SPV for a purchase price of ZAR 60.00 per share; and (ii) a Relationship Agreement by and among the Company, Net1 SA, Born Free Investments 272 (Pty) Ltd (“Born Free”) and Mazwi Yako, pursuant to which the Company will sell 300,000 shares of its common stock to Born Free, also for a purchase price of ZAR 60.00 per share. We refer to the 4,400,000 shares to be issued and sold to BEE SPV and Born Free pursuant to the Relationship Agreements as the “BEE shares.”

The Company has registered the issuance and sale of the BEE shares under the Securities Act of 1933, as amended. The legal opinion, including the related consent, of DLA Piper LLP (US) relating to the legality of the issuance and sale of the BEE shares is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
5.1	Opinion and Consent of DLA Piper LLP (US)
23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: December 11, 2013	By: /s/ Serge C.P. Belamant
Serge C.P. Belamant
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion and Consent of DLA Piper LLP (US)
23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)